Exhibit 10.5

PURCHASE AGREEMENT

BETWEEN

BEHRINGER HARVARD 250/290 CARPENTER LP,
a Texas limited partnership

AS SELLER

AND

FAIRWAYS JC CENTRAL, LLC,
a Texas limited liability company

AS PURCHASER

covering and describing

250/290 EAST JOHN CARPENTER FREEWAY OFFICE BUILDING

in

Dallas County, Texas

 PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT ("Agreement") is entered into as of August ____, 2012, between BEHRINGER HARVARD 250/290 CARPENTER LP, a Texas limited partnership ("Seller"), and FAIRWAYS JC CENTRAL, LLC, a Texas limited liability company ("Purchaser").

ARTICLE I.

PURCHASE AND SALE

1.1. Agreement of Purchase and Sale. In consideration of their covenants set forth in this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, for the Purchase Price (as hereinafter defined) and on the terms and conditions set forth herein, the following:

(a) All of the land situated in the City of Irving, the County of Dallas and the State of Texas, described on Exhibit A attached hereto and made a part hereof, together with all right, title and interest of Seller in and to all benefits, privileges, easements, tenements, hereditaments and appurtenances thereon or appertaining thereto, and together with all right, title and interest of Seller in and to adjacent streets, alleys and rights-of-way (the "Real Estate").

(b) All structures, buildings, improvements and fixtures, including without limitation all equipment and appliances, located in or on the Real Estate and/or used in connection with the operation or occupancy thereof, such as mechanical systems and related equipment attached to the Improvements or located upon the Real Estate, including, but not limited to, electrical systems, plumbing systems, heating systems, air conditioning systems, security, alarm and/or entry systems, elevators and related mechanical equipment, and any other systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, trash disposal or other services owned by Seller and located on the Real Estate ("Improvements").

(c) All personal property owned by Seller located on or in the Real Estate or Improvements and used in connection with the operation and maintenance of the Real Estate or Improvements as set forth on Schedule 1.1(c) ("Personal Property").

(d) Seller's interest in all leases and other agreements to occupy the Real Estate and/or the Improvements, or any portion thereof, as amended from time to time, in effect on the date of Closing, as hereinafter defined (all such leases and agreements being sometimes collectively referred to herein as "Leases"), and all security deposits or like payments, if any, paid by tenants or other security provided in connection therewith.

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(e) All intangible property owned by Seller and used in connection with the Real Estate, Improvements and Personal Property, including specifically, without limitation, all right, title and interest of Seller in and to the following: (i) all trademarks and trade names used in connection with any part of the Real Estate and Improvements (specifically excluding, however, the name "Behringer Harvard," any derivative thereof or any name which includes the words "Behringer Harvard" or any derivative thereof), (ii) all site plans, surveys, plans and specifications, if any, floor plans and tenant histories in the possession of Seller or Seller's leasing or management agents for the Property and which relate to the Real Estate or the Improvements, (iii) all licenses, permits and warranties, letters of credit and guaranties to the extent the same are assignable, and all of Seller's rights under any governmental permits or approvals, now in effect with respect to the Real Estate, Improvements and Personal Property, and (iv) all assignable written contracts ("Contracts") in effect at Closing (as hereinafter defined) in any way relating to the Property (as hereinafter defined), including without limitation all equipment and other personal property leases and all rights of Seller thereunder relating to equipment or property located upon the Property, maintenance, repair, service and pest control contracts (including but not limited to janitorial, elevator and landscaping agreements), and other contracts pursuant to which services or goods are provided to the Property, which will survive Closing and which Purchaser elects to assume pursuant to Section 5.4(c) herein ("Intangible Property"), and Seller shall pay any termination fees or penalties associated with termination of any of the Contracts not approved by Purchaser.

1.2. Property Defined. The Real Estate, Improvements, Personal Property, Leases and Intangible Property are sometimes collectively referred to herein as the "Property."

1.3. Permitted Exceptions. The Property shall be conveyed subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to Article II hereof (herein referred to collectively as the "Permitted Exceptions").

1.4. Purchase Price. The purchase price for the Property shall be Twenty-Two Million Seven Hundred Fifty Thousand Dollars ($22,750,000.00) ("Purchase Price").

1.5. Payment of Purchase Price. The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available federal funds to a bank account designated by Seller in writing to Purchaser prior to the Closing.

1.6. Earnest Money. Within three (3) business days following execution and delivery of this Agreement, Purchaser shall deposit with Chicago Title Insurance Company (the "Title Company"), having its office at 712 Main Street, Suite 2000E, Houston, Texas 77002, Attention: Reno Hartfiel (the "Escrow Agent"), the sum of One Million Dollars ($1,000,000.00) (the "Earnest Money") in good funds, either by certified bank or cashier's check or by federal wire transfer. The Escrow Agent shall hold the Earnest Money in an interest-bearing account in accordance with the terms and conditions of this Agreement. All interest accruing on such sum shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement. The Earnest Money shall be applied to the Purchase Price at Closing unless otherwise set forth herein. The Earnest Money shall become nonrefundable to Purchaser immediately upon deposit unless otherwise expressly set forth in this Agreement.

1.7. Independent Contract Consideration. Upon the Effective Date, Purchaser shall deliver to Seller a check in the amount of Fifty Dollars ($50.00) (the "Independent Contract Consideration"), which amount Seller and Purchaser hereby acknowledge and agree has been bargained for and agreed to as consideration for Seller's execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided for in this Agreement, and is nonrefundable in all events.

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ARTICLE II.

TITLE AND SURVEY

2.1. Title Commitment. Seller has caused the Title Company to deliver to Purchaser, at Seller's expense, (a) a title commitment ("Commitment") for an owner's policy of title insurance issued by the Title Company in the amount of the Purchase Price, and (b) legible copies of all instruments referenced in Schedule B and Schedule C of the Commitment.

2.2. Survey. Seller has caused to be delivered to Purchaser, at Seller's expense, the existing ALTA survey (the "Existing Survey") of the Real Estate and Improvements. Purchaser shall, at its sole cost, be responsible for obtaining an updated survey (the "Updated Survey," and together with the Existing Survey, the "Survey").

2.3. Review of Commitment and Survey. Purchaser shall have fifteen (15) days (the "Title Review Period") after the receipt of the last of the Commitment, legible copies of all instruments referred to in Schedule B and Schedule C thereof, and the Existing Survey to notify Seller in writing of such objections as Purchaser may have to anything contained in the Commitment or the Existing Survey; provided, however, that Purchaser shall not have the right to object to any Permitted Exceptions described in Section 2.5 below. If Purchaser fails to object in writing to any item contained in the Commitment or the Existing Survey during the Title Review Period, Purchaser shall be deemed to have waived its right to object to such item, and such item shall thereafter be deemed a Permitted Exception. In the event that Purchaser objects to any item contained in the Commitment or the Existing Survey within the Title Review Period (such items being herein referred to as "Title Defects"), Seller shall notify Purchaser in writing within five (5) days following the date of Purchaser's notice of such Title Defects (the "Cure Period") that either (a) the Title Defects have been, or will be at or prior to Closing, removed from the Commitment or the Existing Survey, as the case may be, or (b) Seller has failed to arrange to have the Title Defects removed.

2.4. Failure to Cure Title Defects. If upon the expiration of the Cure Period Seller has not notified Purchaser that Seller has arranged to have the Title Defects removed or if Seller notifies Purchaser that it will cure a Title Defect but fails to do so, then Purchaser may elect (which election must be made in writing within five (5) days following expiration of the Cure Period or, with respect to Seller failing to cure a Title Defect within five (5) days of Seller notifying Purchaser of its failure to cure) either: (a) to terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser as Purchaser's sole remedy hereunder; or (b) to take title as it then is. If Purchaser does not, within five (5) days after the expiration of the Cure Period, send written notice to Seller of its election to terminate this Agreement pursuant to clause (a) of the preceding sentence, then: (x) Purchaser shall be deemed to have elected to take title as it then is without any reduction in the Purchase Price; (y) all Title Defects not removed from the Commitment or the Existing Survey will thenceforth be deemed Permitted Exceptions; and (z) this Agreement shall remain in full force and effect. Anything to the contrary in this Agreement notwithstanding, Seller shall have no affirmative obligation hereunder to expend any funds or incur any liabilities in order to cause any matters shown in the Commitment or the Existing Survey to be removed, cured or insured over, except that Seller shall, at its sole cost and expense, (i) pay or discharge any lien or encumbrance arising after the date hereof and not created by or resulting from the acts of Purchaser and any mortgages given by Seller and (ii) remove, cure or insure over any mechanic's liens. In the event that Seller does not cure any lien or encumbrance that Seller is obligated to cure pursuant to the terms of this Agreement, then Purchaser may, at its option, cause the same to be insured or bonded over, in which event one-half (1/2) of the costs incurred by Purchaser in connection therewith shall be deducted from the Purchase Price at Closing.

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2.5. Other Permitted Exceptions. In addition to those matters shown in the Commitment and the Existing Survey which become Permitted Exceptions pursuant to Section 2.4 above, the following shall also be deemed to be Permitted Exceptions: (a) the Leases; (b) current taxes and standby fees due and payable for the year in which Closing occurs; (c) liens and encumbrances arising after the date hereof to which Purchaser consents in writing; and (d) any liens or encumbrances of a definite or ascertainable amount, provided that Seller causes such liens or encumbrances to be insured around or released at Closing such that same do not appear as an exception in the owner's title insurance policy issued to Purchaser pursuant to the Commitment.

2.6. Owner Title Policy. Subject to the provisions of Section 2.4, on the Closing Date Seller shall cause the Title Company to issue an owner's title insurance policy at Seller's cost insuring fee simple title in Purchaser or its designee(s) as of the Closing Date, in accordance with the Commitment, subject only to the Permitted Exceptions; provided, however, that Seller shall have no obligation to pay anything other than the basic premium for such title insurance policy. If Purchaser desires to obtain a modification of the "survey exception" or other modification or endorsement, same shall be at the sole expense of Purchaser.

2.7. Expiration of Inspection Period. It is the intent of the parties that the right granted to Purchaser to terminate this Agreement under Section 2.4(a) shall expire upon the expiration of the Inspection Period, notwithstanding that the Title Review Period, the Cure Period or any election period may extend beyond the expiration of the Inspection Period. Accordingly, notwithstanding anything contained herein to the contrary, if Purchaser has not terminated this Agreement pursuant to Section 2.4(a) prior to the expiration of the Inspection Period, then Purchaser shall no longer have any right to terminate this Agreement under Section 2.4(a), and in such event Purchaser shall be bound to accept title to the Property under the conditions specified in Sections 2.4(x), 2.4(y) and 2.4(z) above. Provided, however, the foregoing shall not limit, reduce or otherwise constitute a waiver of (a) Seller's obligations to cure any lien or encumbrance described in clause (i) or (ii) of Section 2.4, or (b) Purchaser's right to terminate this Agreement under Section 2.8 with respect to a New Title Defect.

2.8. New Title Defects. In the event that, prior to Closing, a revision of the Title Commitment or the Updated Survey reveals an adverse matter objectionable to Purchaser that was not previously disclosed to Purchaser prior to the expiration of the Inspection Period and is not a Permitted Exception (a "New Title Defect"), Purchaser may, on or prior to the Closing, send written notice to Seller of such New Title Defect (it being agreed that if Purchaser fails to object to the New Title Defect on or prior to the Closing, then such New Title Defect shall thereafter be deemed a Permitted Exception). Seller shall notify Purchaser in writing on or prior to the Closing that either (a) the New Title Defect has been removed from the Commitment or the Updated Survey, as the case may be, or (b) Seller has failed to arrange to have the New Title Defect removed. If Seller has not removed the New Title Defect on or prior to the Closing, then Purchaser may elect (which election must be made in writing on or prior to Closing) either: (i) to terminate this Agreement as Purchaser's sole remedy hereunder (in which event the Earnest Money shall be returned to Purchaser); or (ii) to take title as it then is. If Purchaser does not, on or prior to Closing, send written notice to Seller of its election to terminate this Agreement pursuant to clause (i) of the preceding sentence, then (x) Purchaser shall be deemed to have elected to take title as it then is without any reduction in the Purchase Price; (y) the New Title Defect will thenceforth be deemed a Permitted Exception; and (z) this Agreement shall remain in full force and effect.

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ARTICLE III.

INSPECTION PERIOD

3.1. Property Documents. Seller has delivered to Purchaser through a secure website and/or has made available to Purchaser at the Property, to the extent in Seller's possession, the documents described on Exhibit B attached hereto and made a part hereof for all purposes (the "Property Documents"). Purchaser shall, if requested by Seller, execute instruments acknowledging receipt of the Property Documents or any other document delivered or made available to Purchaser in connection with the transaction contemplated hereby. During the Inspection Period (as hereinafter defined), Purchaser may inspect the Property Documents during normal business hours and may photocopy same at Purchaser's expense. With respect to any environmental report or other report described in Exhibit B which Seller delivers to Purchaser, Purchaser understands and agrees that (a) such report shall be delivered to Purchaser for general information purposes only, (b) Purchaser shall not have any right to rely on any report received from Seller and will not rely thereon, but rather will rely on inspections and reports performed by or on behalf of Purchaser, and (c) Seller shall have absolutely no liability for any inaccuracy in or omission from any report which it delivers to Purchaser.

3.2. Right of Inspection. Purchaser and its representatives (including Purchaser's architects, engineers and consultants) shall have until 5 p.m., Dallas, Texas time on the Effective Date (the "Inspection Period"), the right to examine the Property Documents and to make a physical inspection of the Property (including the right to conduct such soil, engineering, environmental, hazardous or toxic material, noise pollution, seismic or other physical test, study or investigation as Purchaser may desire, provided, however, that Purchaser must obtain Seller's consent, which may be withheld in Seller's sole discretion, to any physically invasive testing or any testing involving sampling). In this regard, Purchaser and its authorized agents and representatives shall be entitled to enter upon the Property at all reasonable times during the Inspection Period, upon reasonable prior oral or written notice to Seller and while accompanied by a representative of Seller, subject to the rights of tenants of the Property. All activities by Purchaser or its representatives during the Inspection Period shall be coordinated through Seller's designated representative, Jeff Carter, including, but not limited to, contact with tenants, and Seller shall have the right to have a representative present during any meetings with tenants. Notwithstanding the foregoing or anything contained herein to the contrary, Purchaser shall have the right to contact Avelo Mortgage, L.L.C. ("Avelo") via telephone without a Seller representative being present. All inspections shall occur at reasonable times agreed upon by Seller and Purchaser and shall be conducted so as not to unreasonably interfere with use of the Property by Seller or tenants of the Property. In no event shall Purchaser or its representatives perform any off-site testing. Purchaser will use its best efforts to minimize any disruption or interference caused by any such testing and will repair damage directly caused by such testing. Before and during Purchaser inspections, Purchaser and each Purchaser representative conducting any Purchaser inspection shall maintain workers' compensation insurance in accordance with applicable law, and Purchaser, or the applicable Purchaser representative conducting any Purchaser inspection, shall maintain (a) commercial general liability insurance with limits of at least Three Million Dollars ($3,000,000.00) for bodily or personal injury or death, (b) property damage insurance in the amount of at least One Million Dollars ($1,000,000.00), and (c) contractual liability insurance. Purchaser shall deliver to Seller evidence of such workers' compensation insurance and a certificate evidencing the commercial general liability, property damage and contractual liability insurance before conducting any Purchaser inspection on the Property. Each such insurance policy shall be written by a reputable insurance company having a rating of at least "A+:VII" by Best's Rating Guide (or a comparable rating by a successor rating service), and shall otherwise be subject to Seller's prior reasonable approval. Purchaser shall indemnify, defend and hold Seller and the Property harmless of and from any and all losses, liabilities, costs, expenses (including, without limitation, reasonable attorneys' fees and costs of court), damages, liens, claims (including, without limitation, mechanics' or materialmen's liens or claims of liens), actions and causes of actions arising from or relating to Purchaser's (or Purchaser's agents, employees or representatives) entering upon the Property to test, study, investigate or inspect the same or any part thereof, whether pursuant to this Section 3.2 or otherwise, except to the extent arising solely from the negligence of Seller. The foregoing indemnity of Purchaser shall expressly survive the Closing or the earlier termination of this Agreement. Seller and Purchaser entered into that certain Access and Due Diligence Agreement dated effective February 20, 2012 (the "Access Agreement"). The parties hereto agree that upon the full execution of this Agreement, the terms of the Access Agreement shall be deemed expressly expired and of no further force or effect.

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3.3. Right of Termination. Seller agrees that in the event Purchaser determines, in its sole discretion, that the Property is not suitable for its purposes, for any reason or no reason, then Purchaser shall have the right in its sole and absolute discretion ("Purchaser's Termination Right") to terminate this Agreement. Purchaser's Termination Right, under this Article III, shall be exercisable only by sending written notice of termination (the "Notice of Termination") to Seller prior to the expiration of the Inspection Period. In the event that Purchaser timely exercises Purchaser's Termination Right, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser. If Purchaser fails to send Seller a Notice of Termination prior to the expiration of the Inspection Period, Purchaser shall be deemed to have approved the Property Documents and the Property in all respects and Purchaser's Termination Right shall automatically and irrevocably expire. Notwithstanding anything the contrary contained herein, Purchaser acknowledges and agrees that the Inspection Period shall expire at 5 p.m., Dallas, Texas time on the Effective Date.

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3.4. VHA Lease Contingency. Notwithstanding anything to the contrary in this Agreement, Purchaser's obligation to purchase the Property shall be contingent on Purchaser entering into a lease with VHA, Inc. (the "VHA Lease Contingency") for approximately 290,000 square feet of space on terms mutually acceptable to VHA, Inc. and Purchaser (the "VHA Lease"). Purchaser shall be responsible for all transaction costs associated with the VHA Lease, including, but not limited to, tenant improvement costs, leasing commissions, if any, free rent, Purchaser's attorneys' fees and required building capital requirements. Purchaser shall use commercially reasonable efforts to enter into the VHA Lease, and such lease will not be binding on Seller and will not become effective until on or after the Closing Date. Such lease shall be finalized, executed and placed into escrow with the Escrow Agent no later than five (5) business days prior to the Closing Date (the "Contingency Expiration Date"). Purchaser shall have until the Contingency Expiration Date to provide Seller with written notice that it wishes to terminate the Agreement based solely on Purchaser's inability to enter into the VHA Lease. Upon the earlier of the Contingency Expiration Date or upon the placement of the VHA Lease in escrow with the Escrow Agent, Purchaser shall no longer have the right to terminate this Agreement with respect to the VHA Lease Contingency.

ARTICLE IV.

CLOSING

4.1. Time and Place. Notwithstanding anything to the contrary in this Agreement, the consummation of the purchase and sale of the Property ("Closing") shall take place at the office of the Escrow Agent, or, at Seller's option, at the office of Seller's outside counsel, on, or at Purchaser's option, before August 22, 2012 (the "Closing Date"). Purchaser shall be entitled, at Purchaser's option, to extend the Closing Date for an aggregate of two (2) thirty (30) day periods upon delivering to the Title Company prior to the then scheduled Closing Date an extension fee (each, an "Extension Fee") in the amount of Five Hundred Thousand Dollars ($500,000.00) with respect to each such extension, which amount shall be nonrefundable to Purchaser (except in the event of Seller's default) but shall be applied against the Purchase Price at the Closing. At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3 below, the performance of which obligations shall be concurrent conditions.

4.2. Seller's Obligations at Closing. At Closing, Seller shall:

(a) deliver to Purchaser a Special Warranty Deed (the "Deed") in the form of Exhibit C attached hereto and made a part hereof for all purposes, executed and acknowledged by Seller and in recordable form, it being agreed that the conveyance effected by the Deed shall be subject to the Permitted Exceptions;

(b) deliver to Purchaser a Bill of Sale in the form of Exhibit D attached hereto and made a part hereof for all purposes (the "Bill of Sale") executed by Seller;

(c) join with Purchaser in the execution of an Assignment of Leases and Security Deposits in the form of Exhibit E attached hereto and made a part hereof for all purposes;

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(d) join with Purchaser in the execution of an Assignment and Assumption of Intangible Property and Other Rights in the form of Exhibit F attached hereto and made a part hereof for all purposes;

(e) join with Purchaser in the execution of letters to tenants at the Real Estate in the form of Exhibit G attached hereto and made a part hereof for all purposes;

(f) deliver to Purchaser an affidavit sworn by an officer of Seller in the form of Exhibit H attached hereto and made a part hereof for all purposes (the "FIRPTA Affidavit"), or in such other form as may be prescribed by federal regulations;

(g) intentionally deleted;

(h) deliver to Purchaser possession of the Property.

(i) deliver evidence acceptable to the Title Company, authorizing the consummation by Seller of the transaction contemplated hereby and the execution and delivery of the closing documents on behalf of Seller;

(j) deliver to the Title Company an owner's affidavit in Seller's customary form;

(k) deliver to Purchaser a current rent roll for the Property in the form of the rent roll delivered to Purchaser during the Inspection Period; and

(l) deliver to Purchaser current accounts receivable and accounts payable reports for the Property.

4.3. Purchaser's Obligations at Closing. At Closing, Purchaser shall:

(a) pay to Seller the Purchase Price in cash or immediately available funds, it being agreed that the Earnest Money shall be delivered to Seller at Closing and applied towards payment of the Purchase Price or the Earnest Money may be returned to Purchaser, at Purchaser's election and Purchaser shall pay the Purchase Price in full.

(b) join with Seller in execution of the instruments described in Sections 4.2(c) and 4.2(d);

(c) prepare and deliver to Seller and join with Seller in the execution of letters to tenants at the Real Estate in the form of Exhibit G attached hereto and made a part hereof for all purposes;

(d) deliver to Seller such evidence as Seller's counsel and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser.

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4.4. Prorations. Generally, except as otherwise provided herein, all prorations provided herein shall be made as of the Closing Date, with Seller being responsible for all such expenses, and entitled to all such income, that accrue prior to the Closing Date, and with Purchaser being responsible for all such expenses, and entitled to all such income, that accrue on and after the Closing Date. The following adjustments to the Purchase Price paid hereunder shall be made between Seller and Purchaser and shall be prorated (as applicable) on a per diem basis as if Purchaser owned the Property for the entire day on the Closing Date:

(a) All real estate taxes and installments of special assessments for the then current tax period relating to the Property with respect to the calendar year of Closing that have accrued or been assessed or are due and payable at or prior to the Closing Date shall be paid by Seller. All other installments of special assessments not yet assessed until after the Closing Date shall be paid by Purchaser. If at the time of Closing the tax rate or the assessed valuation for the current year has not yet been fixed, taxes shall be prorated based upon the tax rate and the assessed valuation established for the previous tax year; provided, however, that Seller and Purchaser agree that to the extent the actual taxes for the current year differ from the amount so apportioned at Closing, the parties hereto will make all necessary adjustments by appropriate payments between themselves following the Closing, and this provision shall survive Closing.

(b) Current rents, advance rentals (but only to the extent actually received by Seller) and other income from the Property shall be prorated between Seller and Purchaser at Closing based upon such amounts actually collected by Seller as of the Closing Date. Rent which is unpaid or delinquent as of the Closing Date shall not be prorated, but such unpaid or delinquent rent collected after the Closing Date shall be delivered as follows: (i) if Seller collects any unpaid or delinquent rent after the Closing Date, Seller shall deliver to Purchaser any such rent relating to the Closing Date and any period thereafter within fifteen (15) days after the receipt thereof, and (ii) if Purchaser collects any unpaid or delinquent rent after the Closing Date, relating to a date prior to the Closing Date, Purchaser shall deliver to Seller any such rent relating to the period prior to the Closing Date within fifteen (15) days after the receipt thereof, expressly subject, however, to the following sentence. Seller and Purchaser agree that (A) all rent received by Seller after the Closing Date shall be applied first to current rentals and then to delinquent rentals, if any, in inverse order of maturity, and (B) all rent received by Purchaser after the Closing Date shall be applied first to current rentals and then to delinquent rentals, if any, in inverse order of maturity. Purchaser will make a reasonable effort after Closing to collect all rents (including without limitation the Pass Through Expenses and percentage rents described in Section 4.4(c) below) in the usual course of Purchaser's operation of the Property, but Purchaser will not be obligated to institute any lawsuit or incur any expense to collect delinquent rents.

(c) With respect to additional rent attributable to insurance, taxes, common area maintenance and other operating expenses which are passed through to tenants under the Leases (the "Pass Through Expenses") and as of the Closing Date are unbilled or billed but not yet collected, Purchaser shall, upon collection of such Pass Through Expenses, remit to Seller an amount equal to that portion of Pass Through Expenses which accrued prior to the Closing Date, and which have been already paid by Seller to third party vendors, expressly subject, however, to the terms set forth below. With respect to Pass Through Expenses which have not been billed to tenants as of the Closing Date, Purchaser shall bill each tenant for same in accordance with each such tenant's Lease. Notwithstanding the foregoing or anything to the contrary herein, all Pass-Through Expenses received by Purchaser shall be first applied to current estimated monthly Pass-Through Expenses billed to tenants and then to delinquent estimated monthly Pass-Through Expenses billed to tenants, if any, in inverse order of maturing. Purchaser shall prepare a reconciliation of the Pass-Through expenses for Seller's approval at the end of the year in which Closing occurs. To the extent any party is owed amounts pursuant to the reconciliation, the other party shall promptly pay the same.

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(d) Charges under service agreements, utility charges for which Seller is liable, and other operating expenses of the Property shall be prorated between Seller and Purchaser at Closing. To the extent that information for any such proration is not available at the Closing, the parties shall effect such proration within the earlier of ninety (90) days after Closing or thirty (30) days after the information first becomes available.

(e) Security deposits shall be transferred to Purchaser at Closing. Without limiting the generality of the foregoing, Seller hereby assigns to Purchaser, effective as of Closing, all rights of the beneficiary under that certain Irrevocable Standby Letter of Credit No. CTCS-310220 dated February 2007, issued by JPMorgan Chase Bank in the amount of Five Million Dollar ($5,000,000.00) (the "LOC"). At Closing, Seller shall (i) deliver to Purchaser a copy of a Request for a Full Transfer to JPMorgan Chase Bank, executed by Seller in the form attached to the LOC, in order to effect the transfer of all rights of the beneficiary under the LOC to Purchaser (or its designee) (the "LOC Transfer Request"), and (ii) cause the Title Company to wire to JPMorgan Chase Bank $1,000 from Seller’s proceeds for the transfer and related other fees required in connection with the LOC Transfer Request. Seller shall cause the fully-executed LOC Transfer Request and the original LOC to be delivered to Purchaser promptly following the date of Closing (and in no event more than thirty (30) days following the Closing) (the “LOC Transfer”). Prior to the completion of the LOC Transfer, Seller shall not draw under, assign, transfer, or further mortgage or encumber the LOC; provided, however, that, in the event of a default by the tenant under the Avelo Lease, Seller shall draw under the LOC as directed by Purchaser and immediately transfer any such amount drawn under the LOC to Purchaser (a "LOC Draw"). Seller shall indemnify, defend, and hold Purchaser harmless of, from and against any and all losses or damages incurred by Purchaser arising from Seller’s failure to effect the LOC Transfer or a LOC Draw requested by Purchaser as required under this Section 4.4(e). In addition, Purchaser shall be entitled to pursue all remedies at law and/or in equity to enforce Seller's obligations under this Section 4.4(e). Promptly upon the LOC Transfer, Seller and Purchaser shall execute, or Purchaser shall cause Purchaser’s designee to execute, and Purchaser shall deliver, or cause Purchaser’s designee to deliver, to Avelo Mortgage, L.L.C. a tenant notice letter substantially in the form of Exhibit G. The terms and provisions of this Section 4.4(e) shall survive the Closing.

(f) Refundable cash or other refundable deposits posted with utility companies or other entities in connection with the Property shall, at Sellers' option, either be assigned to Purchaser and credited to Seller at Closing, or Seller shall be entitled to receive and retain such refundable cash and deposits. The terms and provisions of this Section 4.4(f) shall survive the Closing.

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(g) Purchaser shall be responsible for the payment of (i) all Tenant Inducement Costs (as hereinafter defined) and leasing commissions which become due and payable (whether before or after Closing) (A) as a result of any renewals or expansions of existing Leases which occur between the Effective Date of this Agreement and the Closing Date which have been approved (or deemed approved) in writing by Purchaser, and (B) under any new Leases (including any amendments of existing Leases) entered into between the Effective Date of this Agreement and the Closing Date which have been approved (or deemed approved) by Purchaser; and (ii) all Tenant Inducement Costs and leasing commissions which become due and payable from and after the Closing Date; provided, however, that Purchaser shall not be responsible for any Tenant Inducement Costs or leasing commissions in connection with Leases in effect as of the Effective Date. Purchaser expressly assumes the obligation for the payment of all Tenant Inducement Costs, leasing commissions and free rent associated with the VHA Lease. If as of the Closing Date Seller shall have paid any Tenant Inducement Costs or leasing commissions for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Seller therefor at Closing. Seller shall supply invoices and statements for all such Tenant Inducement Costs and leasing commissions to Purchaser on or prior to the Closing Date. For purposes hereof, the term "Tenant Inducement Costs" means reasonable attorneys' fees and costs incurred in connection with the preparation and negotiation of a new Lease or a renewal or expansion of an existing Lease and any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buyout costs, and moving, design, refurbishment and club membership allowances. The term "Tenant Inducement Costs" shall not include loss of income resulting from any free rental period, it being agreed that Seller shall bear the loss resulting from any free rental period until the Closing Date and that Purchaser shall bear such loss from and after the Closing Date.

(h) The Personal Property is included in this sale, without further charge.

(i) All prorations described in this Section 4.4 shall be effected by increasing or decreasing, as appropriate, the amount of cash or other immediately available funds to be paid by Purchaser to Seller at Closing. Except for the prorations described in Sections 4.4(a) and 4.4(c) above, all prorations provided for herein shall be final. The proration of taxes described in Section 4.4(a) above shall be deemed final if no adjustment thereto is requested within one (1) year after Closing.

4.5. Closing Costs. Seller shall pay (a) the fees of any counsel representing it in connection with this transaction; (b) the basic premium for the Owner's Policy of Title Insurance to be issued to Purchaser by the Title Company at Closing (specifically excluding the additional premium chargeable for modification of the survey exception or any endorsements, which expense shall be borne by Purchaser); (c) the cost of the Existing Survey; (d) the fees for recording the Deed; and (e) one-half (½) of any escrow fee which may be charged by the Title Company. Purchaser shall pay (w) the fees of any counsel representing Purchaser in connection with this transaction; (x) the cost of the Updated Survey; (y) the additional premium chargeable for modification of the survey exception or any endorsements, if such modification or endorsements are desired by Purchaser; and (z) one-half (½) of any escrow fees charged by the Title Company. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.

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4.6. Delivery of Documents. Immediately after Closing, Seller shall direct the manager of the Property to make available at the offices of such manager all books and records of account, contracts, leases and leasing correspondence, receipts for deposits, unpaid bills and other papers or documents which pertain to the operation of the Property together with all advertising materials, booklets, keys and other items, if any, used in the operation of the Property. Seller makes no representations regarding the existence or adequacy of such documents or items for use in management or operation of the Property. The foregoing shall not include the separate books, records, correspondence and other documentation of Seller located at its offices, nor shall it include any computer software or computer programs used by the manager of the Property or Seller in connection with the Property, it being understood and agreed that the foregoing items are not part of the "Property" to be conveyed to Purchaser hereunder. After the Closing, Seller shall, upon reasonable written notice to Purchaser, have the right to inspect the books and records of the Property to verify that Purchaser is remitting to Seller all amounts to be remitted to Seller according to the terms of this Agreement, and for any other reasonable purpose related to Seller's prior ownership of the Property, and this provision shall survive Closing.

4.7. Preservation of Right to Contest. Seller reserves the right to contest after Closing taxes and assessments with respect to the Property and interest or penalties pertaining thereto, to the extent same are applicable to periods prior to Closing or to assign such contest to Purchaser, and Seller shall be entitled to any refunds made with respect to such contested taxes. All taxes imposed because of a change of use or ownership of the Property after or in connection with the Closing shall be for the account of Purchaser, and Purchaser shall indemnify and hold Seller harmless of, from and against any and all costs, damages, expenses, claims, or liability arising from the imposition of any such taxes. The provisions of this Section shall survive the Closing.

ARTICLE V.

REPRESENTATIONS, WARRANTIES, AND COVENANTS

5.1. Representations and Warranties of Seller. As of the Effective Date, Seller represents and warrants to Purchaser as follows (which representations and warranties are made on the Effective Date and shall automatically be remade as of the Closing Date):

(a) Seller is organized, validly existing and in good standing under the laws of the state of its formation. Seller has the limited liability company or appropriate entity right, power and authority to sell and convey the Property as provided in this Agreement and to carry out Seller's obligations hereunder. The individuals executing this Agreement on behalf of Seller have the right, power and authority to do so and this Agreement constitutes the legal, valid and binding obligation of Seller.

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(b) To Seller's knowledge, the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby will not result in any breach of the terms, conditions or constitute a default under any instrument or obligation to which Seller is now a party.

(c) Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and any related regulations.

(d) There are no parties in possession of any portion of the Property except Seller, Seller's affiliates and Tenants under the Leases or any subleases, parking leases or rooftop leases.

(e) The documents heretofore or hereafter delivered or otherwise made available for viewing to Purchaser prior to Closing include true and complete copies of the Leases used by Seller and Seller's property manager in the day-to-day operation and management of the Property and the current rent roll used by Seller and Seller's property manager in the operation of the Property. Schedule 5.1(e) sets forth the leases in effect with respect to the Property as of the Effective Date.

(f) To Seller's knowledge, Seller has received no material written notice claiming violation of any federal, state, county or municipal law, ordinance, order, regulation or requirement affecting any portion of the Property from any governmental entity that has not been corrected.

(g) To Seller's knowledge, there is no litigation, dispute, action, suit, proceeding, claim or governmental investigation existing, pending or threatened against the Property or any portion thereof.

(h) To Seller's knowledge, there is no pending or threatened, condemnation or similar proceeding affecting the Property or any portion thereof.

(i) To Seller's knowledge, (i) all leasing commissions which are attributable to the current term of the Leases existing as of the Effective Date have been paid in full except as set forth on Schedule 5.1(i), (ii) there are no leasing and brokerage commissions or other similar compensations required with respect to, or on account of, any Lease extensions or renewals thereof that will be payable after Closing except as set forth on Schedule 5.1(i), and (iii) there are no commission agreements pertaining to any such Lease extensions or renewals that will be binding on Purchaser after Closing except as set forth on Schedule 5.1(i).

(j) Seller is not a person with whom Purchaser is prohibited from engaging in this transaction due to any United States government embargos, sanctions, or terrorism or money laundering laws, including, without limitation, due to Seller being (1) subject to United States government embargos or sanctions, (2) in violation of terrorism or money laundering laws, or (3) listed on a published United States government list (e.g., Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control or other lists of similar import).

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(k) All Personal Property set forth on Schedule 1.1(c) is owned by Seller free and clear of all liens, security interests, and encumbrances.

(l) To Seller's knowledge, the rent roll provided to Purchaser and the rent roll to be delivered at the Closing each are true, correct and complete in all material respects as of the respective dates thereof.

(m) Seller has not given or received written notice of any event of default under the Leases or Contracts.

(n) To Seller's knowledge, (i) Seller has not received any written notice of default from the tenant (or any occupant) under the Avelo Lease or any written notice of a default from the Las Colinas Association with respect to the Property; and (ii) Seller is not aware of any event that with the giving of notice or the passage of time would cause Seller, as landlord, to deliver a notice of default to the tenant (or any occupant) under the Avelo Lease.

5.2. Notice of Breach.

(a) To the extent that, before the expiration of the Inspection Period, Purchaser obtains actual knowledge or is deemed to know that Seller's representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect such actual or deemed knowledge as of the end of the Inspection Period. For purposes hereof, Purchaser shall be deemed to know all information set forth in the written materials delivered or made available to Purchaser in respect of the Property.

(b) If after the expiration of the Inspection Period but prior to the Closing, Purchaser first obtains actual knowledge that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect in any material respect, Purchaser shall give Seller written notice thereof within five (5) days after obtaining such actual knowledge (but, in any event, prior to the Closing). In such event, Seller shall have the right (but not the obligation) to attempt to cure such misrepresentation or breach and shall, at its option, be entitled to a reasonable adjournments of the Closing (not to exceed thirty (30) days) for the purpose of such cure. If Seller elects to attempt to so cure but is unable to so cure any misrepresentation or breach of warranty, then Purchaser, as its sole remedy for any and all such materially untrue, inaccurate or incorrect representations or warranties, shall elect either (i) to waive such misrepresentations or breaches of representations and warranties and consummate the transaction contemplated hereby without any reduction of or credit against the Purchase Price except as may be agreed by the parties hereto, or (ii) if Purchaser first obtained actual knowledge of such material misrepresentation or breach of warranty after the end of the Inspection Period, to terminate this Agreement in its entirety by written notice given to Seller on the Closing Date, in which event this Agreement shall be terminated, the Earnest Money shall be returned to Purchaser, and thereafter neither party shall have any further rights or obligations hereunder except as provided in any section hereof that by its terms expressly provides that it survives any termination of this Agreement.

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5.3. Survival of Representations. It is the intent of Seller and Purchaser that the representations and warranties made by Seller in Section 5.1 above (the "Seller Obligations") shall survive Closing for a period of one (1) year after the date of Closing. Accordingly, Purchaser and Seller hereby agree that, notwithstanding any provision of this Agreement or any provision of law to the contrary, any action which may be brought under this Agreement by Purchaser against Seller for breach of any Seller Obligations shall be forever barred unless Purchaser (a) delivers to Seller no later than one (1) year after the date of Closing a written notice of its claim setting forth in reasonable detail the factual basis for such claim and Purchaser's good faith estimate of its damages arising out of such claim, and (b) files a complaint or petition against Seller alleging such claim in an appropriate state or federal court in Dallas County, Texas, no later than two (2) years after the date of Closing. In no event shall Seller be liable after the date of Closing for its breach of any Seller Obligations if such breach was actually known to Purchaser prior to the completion of Closing. With respect to any matter constituting breach of a Seller Obligation, Purchaser may, but shall not be obligated to, first seek any available recovery under any insurance policies, service contracts and Leases prior to seeking recovery from Seller, and Seller shall not be liable to Purchaser if Purchaser's claim is satisfied from such insurance policies, service contracts or Leases. Seller's liability for breach of any Seller Obligations shall be limited as follows: (i) Seller shall have liability for breach of Seller Obligations only if the valid claims for all such breaches collectively aggregate more than Twenty-Five Thousand Dollars ($25,000.00), in which event the full amount of such claims shall be actionable, and (ii) Seller's aggregate liability to Purchaser for breaches of the Seller Obligations shall not exceed the amount of Five Hundred Thousand Dollars ($500,000.00) (the "Cap"), it being agreed that in no event shall Seller's aggregate liability for such breaches exceed the amount of the Cap.

5.4. Covenants of Seller. Seller hereby covenants as follows:

(a) Between the Effective Date and the Closing Date, Seller shall maintain the Property in its present condition, ordinary wear and tear excepted;

(b) Between the Effective Date and the Closing Date, Seller shall maintain all casualty, liability and hazard insurance currently in force with respect to the Property; and

(c) Between the Effective Date and the Closing Date, Seller shall lease, operate, manage and enter into contracts with respect to the Property, in the same manner done by Seller prior to the date hereof, maintaining present services and sufficient supplies and equipment for the operation and maintenance of the Property in the same manner as prior to the date hereof; provided, however, that Seller shall not enter into any service contract that cannot be terminated within thirty (30) days notice. Seller shall terminate, by giving notice at Closing, any service contracts that Purchaser does not elect to assume (which election shall be made in writing by Purchaser to Seller on or prior to the expiration of the Inspection Period), provided that Seller shall be responsible for any termination fees incurred in connection with the same. Seller will perform and discharge its material obligations under the Leases and Contracts. After the expiration of the Inspection Period, Seller shall not extend the term of or terminate the Avelo Lease without Purchaser's reasonable approval.

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(d) A copy of each Lease presented to Seller between the expiration of the Inspection Period and the Closing Date for its approval and execution will be submitted to Purchaser prior to execution by Seller. Purchaser agrees to notify Seller in writing within ten (10) business days after its receipt of each such Lease of either its approval or disapproval thereof, including all Tenant Inducement Costs and leasing commissions to be incurred in connection therewith. In the event Purchaser informs Seller that Purchaser does not approve any such Lease, which approval shall not be unreasonably withheld, Seller shall have the option to cancel this Agreement by written notice thereof to Purchaser within five (5) business days after Seller's receipt of written notice of Purchaser's disapproval of any such Lease, and upon refund and payment of the Earnest Money to Purchaser, neither party shall have any further liability or obligation hereunder. In the event Purchaser fails to notify Seller in writing of its approval or disapproval of any such Lease within the ten-day period for such purpose set forth above, such failure shall be deemed the approval by Purchaser of such Lease. At Closing, Purchaser shall reimburse Seller for any Tenant Inducement Costs or leasing commissions incurred by Seller pursuant to a new Lease approved (or deemed approved) by Purchaser.

(e) Seller shall neither transfer nor remove any Personal Property or fixtures listed on Schedule 1.1(c) from the Property, except for any of such Personal Property as is replaced by Seller by an article of equal suitability and value, free and clear of any lien or security interest.

(f) Seller shall give Purchaser prompt notice of (i) any written notice of litigation filed against the Property, (ii) any written notice of a material special assessment from a governmental entity against the Property, and (iii) any material written notice from the tenant under the Avelo Lease and/or any other occupant of the space covered by such lease.

5.5. Actual Knowledge of Seller. All references in this Agreement to the "actual knowledge" of Seller or "to Seller's knowledge" shall refer only to the actual knowledge of the Designated Employee (as hereinafter defined) of the Dallas, Texas office of Seller and shall not be construed to refer to the knowledge of any other officer, agent or employee of Seller or any affiliate of Seller or to impose upon such Designated Employee any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term "Designated Employee" shall refer to Mark Flynt, an employee of Seller who has responsibility for overseeing the management of the Property, among other assets of Seller. Seller represents and warrants to Purchaser that the Designated Employee is the agent or representative of Seller with the greatest supervisory authority with respect to the Property.

5.6. Covenants of Purchaser. Purchaser hereby covenants as follows:

(a) During the Inspection Period, Purchaser shall obtain a "Phase I" environmental report prepared for and at the expense of Purchaser with respect to the Property by an environmental consultant selected by Purchaser.

(b) If requested to do so by Seller in writing, at Closing (or upon termination of this Agreement prior to Closing), Purchaser shall deliver to Seller copies of any environmental reports, engineering reports, structural reports or other due diligence materials prepared by third parties obtained by Purchaser with respect to the Property.

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(c) Purchaser is currently in compliance with, and shall at all times during the term of this Agreement (including any extension thereof) remain in compliance with, the regulations of OFAC and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

5.7. Tenant Estoppels. Prior to the Effective Date, Seller delivered to Purchaser an estoppel certificate executed by Avelo, a copy of which is attached hereto as Exhibit I and made a part hereof for all purposes (the "Avelo Estoppel Certificate"). The parties hereby acknowledge that Purchaser has accepted the Avelo Estoppel Certificate.

ARTICLE VI.

DEFAULT; REMEDIES

6.1. Default of Purchaser. In the event Purchaser fails to perform its obligations pursuant to this Agreement for any reason except failure by Seller to perform hereunder or the permitted termination hereof by Purchaser or Seller in accordance with the express provisions hereof, Seller shall be entitled, as its sole remedy, to terminate this Agreement and recover the Earnest Money as liquidated damages and not as a penalty, in full satisfaction of claims against Purchaser hereunder. Seller and Purchaser agree that Seller's damages resulting from Purchaser's default are difficult, if not impossible, to determine and that the Earnest Money is a fair estimate of those damages which has been agreed to in an effort to cause the amount of said damages to be certain. In the event of Purchaser's default and notwithstanding anything in this Section 6.1 to the contrary, Seller shall have all remedies available at law or in equity in the event Purchaser or any party related to or affiliated with Purchaser is asserting any claims or right to the Property that would otherwise delay or prevent Seller from having clear, indefeasible and marketable title to the Property.

6.2. Default of Seller. In the event Seller fails to perform its obligations pursuant to this Agreement for any reason except failure by Purchaser to perform hereunder or the permitted termination hereof by Purchaser or Seller in accordance with the express provisions hereof, Purchaser may either (i) terminate this Agreement by giving Seller timely written notice of such election prior to or at Closing, in which event Purchaser shall be entitled to receive back the Earnest Money (together with all interest earned thereon) or (ii) seek specific performance; provided, however, if specific performance is not an available remedy of Purchaser due to Seller intentionally selling the Property to a third party purchaser and Purchaser is not in default under this Agreement, then Purchaser may pursue a claim against Seller for damages. The remedies set forth in this Section 6.2 shall be the sole and exclusive remedies available to Purchaser for Seller's failure to close the transaction which is the subject of this Agreement in accordance with the provisions of this Agreement.

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6.3. Post-Closing Remedies. Notwithstanding the provisions of Sections 6.1 and 6.2 above, in the event that after the termination of this Agreement or after Closing, as the case may be, a party (the "Defaulting Party") breaches an obligation hereunder which is expressly stated herein to survive the termination of this Agreement or Closing, as the case may be, the Defaulting Party shall be liable to the other party (the "Non-Defaulting Party") for the direct, actual damages incurred by the Non-Defaulting Party as a direct result of such breach. In no event shall the Non-Defaulting Party be entitled to recover from the Defaulting Party any punitive, consequential or speculative damages.

ARTICLE VII.

RISK OF LOSS

7.1. Minor Damage. In the event of loss or damage to the Property or any portion thereof (the "premises in question") which is not "major" (as hereinafter defined), this Agreement shall remain in full force and effect provided Seller, at Seller's option, (i) performs any necessary repairs at Seller's sole cost and expense; (ii) assigns to Purchaser all of Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies (with a credit to Purchaser for any deductible) or condemnation awards relating to the premises in question; or (iii) reduces the cash portion of the Purchase Price in an amount equal to the cost of such repairs, Seller thereby retaining all of Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use commercially reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs.

7.2. Major Damage. In the event of a "major" loss or damage, either Seller or Purchaser may terminate this Agreement by written notice to the other party, in which event the Earnest Money shall be returned to Purchaser. If neither Seller nor Purchaser elects to terminate this Agreement within ten (10) days after Seller sends Purchaser written notice of the occurrence of major loss or damage, then Seller and Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller's option, either (a) perform any necessary repairs at Seller's sole cost and expense, or (b) assign to Purchaser all of Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies (with a credit to Purchaser for any deductible) or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser. For purposes of Sections 7.1 and 7.2, "major" loss or damage refers to the following: (i) loss or damage to the Property or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the certified opinion of a mutually acceptable architect, equal to or greater than One Million Dollars ($1,000,000.00), (ii) any loss due to a condemnation which permanently and materially impairs the current use of the Property, (ii) an event that permits the termination of the Avelo Lease, or (iii) any loss which would take longer than eighteen (18) months to repair or restore the premises in question.

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7.3. Uniform Vendor and Purchaser Risk Act Not Applicable. It is the express intent of the parties hereto that the provisions of Sections 7.1 and 7.2 govern the rights of the parties in the event of damage to or condemnation of the Property and that the Uniform Vendor and Purchaser Risk Act (Section 5.007 of the Texas Property Code) not apply to this Agreement.

ARTICLE VIII.

DISCLAIMERS AND WAIVERS

8.1. No Reliance on Documents. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby (including specifically, without limitation, the Property Documents). Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby (including specifically, without limitation, the Property Documents) are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, if any budget or similar document is delivered by Seller to Purchaser, Seller makes no representation or warranty as to the accuracy thereof, nor shall any such document be construed to impose upon Seller any duty to spend the amounts set forth in such budget or other document.

8.2. Disclaimers. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER'S WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS," EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. EXCEPT FOR EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT, PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, VERBALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AT ANY TIME BY REASON OF OR ARISING OUT OF ANY CONSTRUCTION DEFECTS, PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY; PROVIDED, HOWEVER, THAT THE FOREGOING PROVISION SHALL NOT BE CONSTRUED TO LIMIT ANY REMEDY PROVIDED TO PURCHASER UNDER SECTION 6.3 OF THIS AGREEMENT.

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8.3. Waivers of Deceptive Trade Practices Act. Purchaser acknowledges and agrees, on its own behalf and on behalf of its assigns and successors, that the Texas Deceptive Trade Practices — Consumer Protection Act, Subchapter E of Chapter 17 of the Texas Business and Commerce Code (the "DTPA"), is not applicable to this transaction. Accordingly, Purchaser's rights and remedies with respect to this transaction, and with respect to all acts or practices of the other, past, present or future, in connection with this transaction, shall be governed by legal principles other than the DTPA. In furtherance thereof, Purchaser agrees as follows:

(a) Purchaser represents that it is a business consumer and that it seeks to acquire by purchase or lease the goods or services that are the subject of this Agreement for commercial or business use. Purchaser further represents that it has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the business transaction that is the subject of this Agreement. Purchaser also represents that it is not in a significantly disparate bargaining position in relation to Seller.

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(b) Purchaser represents that it has been represented by legal counsel in seeking or acquiring the goods or services that are the subject of this Agreement and that the transaction contemplated by this Agreement does not involve the purchase or lease of a family residence occupied or to be occupied as the residence of Purchaser. Purchaser shall cause its legal counsel to sign this Agreement in the space provided below for the purpose of complying with Section 17.42(a)(3) of the DTPA.

(c) Purchaser agrees, on its own behalf and on behalf of its assigns and successors, that all of its rights and remedies under the DTPA are WAIVED AND RELEASED, including specifically, without limitation, all rights and remedies resulting from or arising out of any and all acts or practices of Seller in connection with this transaction, whether such acts or practices occur before or after the execution of this Agreement; provided, however, notwithstanding anything to the contrary herein, in accordance with Section 17.42 of the DTPA, Purchaser does not waive Section 17.555 of the DTPA.

8.4. Effect and Survival of Disclaimers. Seller has informed Purchaser that the compensation to be paid to Seller for the Property has been decreased to take into account that the Property is being sold subject to the provisions of this Article VIII. Seller and Purchaser agree that the provisions of this Article VIII shall survive Closing.

ARTICLE IX.

MISCELLANEOUS

9.1. Broker. Seller and Purchaser represent each to the other that each has had no dealings with any broker, finder or other party concerning Purchaser's purchase of the Property except Jones Lang LaSalle and James C. Leslie (or his designee) provided that the total fee payable to James C. Leslie and any designee shall not exceed one percent (1%) of the Purchase Price ("Brokers"). If (and only if) the transaction that is the subject of this Agreement is consummated, Seller shall pay a commission to Brokers pursuant to separate written agreements between Seller and Brokers. Seller and Purchaser each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorney's fees) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party except Brokers. The foregoing representations and warranties contained in this Section shall survive the Closing. The Texas Real Estate License Act requires written notice to Purchaser that it should have an attorney examine an abstract of title to the property being purchased or obtain a title insurance policy. Notice to that effect is, therefore, hereby given to Purchaser.

9.2. ERISA. Purchaser represents that Purchaser is not an employee benefit plan or a governmental plan or a party in interest of either such a plan, and that the funds being used to acquire the Property are not plan assets or subject to state laws regulating investments of and fiduciary obligations with respect to a governmental plan. As used herein, the terms "employee benefit plan," "party in interest," "plan assets" and "governmental plan" shall have the respective meanings assigned to such terms in ERISA, and the term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated in connection therewith. Upon the request of Seller, Purchaser shall deliver to Seller at Closing a certificate stating that the foregoing representations are true and correct and containing an agreement by Purchaser to indemnify Seller against any inaccuracy in such representations. The foregoing covenants shall survive Closing.

PURHCASE AGREEMENT	Page 21

9.3. Assignment. Purchaser may not assign its rights under this Agreement to anyone other than a Permitted Assignee (as hereinafter defined) without first obtaining Seller's written approval which may be given or withheld in Seller's sole discretion. Subject to the conditions set forth in this Section 9.3, Purchaser may assign its rights under this Agreement to a Permitted Assignee without the prior written consent of Seller. In the event that Purchaser desires to assign its rights under this Agreement to a Permitted Assignee, Purchaser shall send written notice to Seller prior to the effective date of such assignment stating the name and, if applicable, the constituent persons or entities of the Permitted Assignee. Such assignment shall not become effective until such Permitted Assignee executes an instrument reasonably satisfactory to Seller in form and substance whereby the Permitted Assignee expressly assumes each of the obligations of Purchaser under this Agreement, including specifically, without limitation, all obligations concerning the Earnest Money. No assignment shall release or otherwise relieve Purchaser from any obligations hereunder. For purposes of this Section 9.3, the term "Permitted Assignee" shall mean an affiliate or subsidiary of Fairways JC Central, LLC or a special purpose entity formed by Fairways JC Central, LLC or the principals of Fairways JC Central, LLC. Notwithstanding anything to the contrary contained herein, Purchaser shall not have the right to assign this Agreement to any assignee which, in the reasonable judgment of Seller, will cause the transaction contemplated hereby or any party thereto to violate the requirements of ERISA. In order to enable Seller to make such determination, Purchaser shall cause to be delivered to Seller such information as is requested by Seller with respect to a proposed assignee and the constituent persons or entities of any proposed assignee, including specifically, without limitation, any pension or profit sharing plans related thereto.

9.4. Confidentiality. The information supplied to or made available to Purchaser by Seller pursuant to this Agreement shall not be released or disclosed to any other parties unless and until this transaction has closed without the prior written consent of Seller unless such information was generally available to the public, such information was known to be non-confidential by Purchaser prior to disclosure by Seller, such information was obtained by Purchaser from a third party who is not bound by the obligation of confidentiality, or Purchaser is obligated to disclose such information by a court or governmental authority. Purchaser shall be permitted to disclose the information supplied by Seller to Purchaser's employees, officers, financial advisors, consultants, partners, affiliates, lenders, brokers and attorney. In the event that this transaction is not closed for any reason, then (a) Purchaser shall refrain, and shall cause its agents, representatives and accountants to refrain, from disclosing all such information to any other party, (b) Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein or shall dispose of all such information, and (c) notwithstanding anything to the contrary contained elsewhere in this Agreement, the covenant set forth in the foregoing clauses (a) and (b) shall survive any termination of this Agreement. In no event shall Purchaser issue any press releases prior to or in connection with the Closing regarding any of the terms contained herein or the transactions contemplated herein without the consent of Seller. Seller and Purchaser shall issue a joint press release at Closing. In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 9.4, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach.

PURHCASE AGREEMENT	Page 22

9.5. Notice. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following address:

If to Seller:	Behringer Harvard 250/290 Carpenter LP
Attention: Mark Flynt
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
Facsimile: 214.655.1610
Email: mflynt@behringerharvard.com

With a copy to:	Powell Coleman & Arnold LLP
Attention: Carol D. Satterfield
8080 North Central Expressway, Suite 1380
Dallas, Texas 75001
Facsimile: 214.365.7111
Email: csatterfield@pcallp.com

If to Purchaser:	Fairways JC Central, LLC
Attn: Brant Bryan
16250 Knoll Trail Drive, Suite 111
Dallas, Texas 75248
Facsimile: 972.250.1387
Email: bbryan@fairwaysequities.com

With a copy to:	Wolverine Interests, LLC
Attn: Cathy Sweeney
16250 Knoll Trail Drive, Suite 102
Dallas, Texas 75248
Facsimile: 972.250.1645
Email: csweeney@wolverineinterests.com

With a copy to:	Raymond J. Kane
Kane Russell Coleman & Logan PC
1601 Elm Street, Suite 3700
Dallas, Texas 75201
Facsimile: 214.777.4299
Email: rkane@krcl.com

PURHCASE AGREEMENT	Page 23

Any such notices shall be either (a) sent by certified mail, return receipt requested, in which case notice shall be deemed delivered upon receipt, or (b) sent by a nationally recognized overnight courier, in which case it shall be deemed delivered one business day after deposit with such courier, (c) by facsimile transmission, in which case notice shall be deemed delivered upon receipt of confirmation of transmission and provided a copy is also delivered via email transmission, or (d) delivered by hand delivery, in which case it shall be deemed delivered upon receipt. The above addresses may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

9.6. Time of Essence. Time is of the essence in this Agreement.

9.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8. Captions. The captions in this Agreement are inserted for convenience of reference and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

9.9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

9.10. Entire Agreement; Modifications. This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations or statements, oral or written, are superseded hereby. No waiver, modification amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment discharge or change is sought.

9.11. Partial Invalidity. Any provision of this Agreement which is unenforceable or invalid or the inclusion of which would affect the validity, legality or enforcement of this Agreement shall be of no effect, but all the remaining provisions of this Agreement shall remain in full force and effect.

9.12. Discharge of Obligations. Except as otherwise expressly provided herein, the acceptance of the Deed by Purchaser at Closing shall be deemed to be a full performance and discharge of every representation, warranty and covenant made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions hereof, and such representations, warranties and covenants shall be deemed to merge into the documents delivered at Closing.

9.13. Limited Liability. Purchaser agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other affiliate of Seller, or any officer, director, employee, trustee, shareholder, partner or principal of any such parent, subsidiary or other affiliate (collectively, "Sellers' Affiliates"), arising out of or in connection with this Agreement or the transactions contemplated hereby. Purchaser agrees to look solely to Seller and its assets for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Sellers' Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. The provisions of this Section 9.13 shall survive the termination of this Agreement and the Closing.

PURHCASE AGREEMENT	Page 24

9.14. No Third Party Rights. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

9.15. Further Assurances. Both Seller and Purchaser agree that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the transactions contemplated hereby.

9.16. Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

9.17. Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State of Texas, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5 p.m., Dallas, Texas time.

9.18. Applicable Law. THIS AGREEMENT IS PERFORMABLE IN DALLAS COUNTY, TEXAS, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATE OF TEXAS. PURCHASER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN DALLAS COUNTY, TEXAS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN DALLAS COUNTY, TEXAS. IF EITHER PARTY SHALL EMPLOY AN ATTORNEY TO ENFORCE OR DEFINE THE RIGHTS OF SUCH PARTY HEREUNDER, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE NONPREVAILING PARTY ALL OF ITS REASONABLE EXPENSES, INCLUDING REASONABLE ATTORNEYS' FEES. PURCHASER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

PURHCASE AGREEMENT	Page 25

9.19. Municipal Utility District Notices. Purchaser agrees that if the Property or any portion thereof is located in a municipal utility district, Purchaser will, within five (5) days after request by Seller, execute any and all notices which, in the opinion of counsel for Seller, are required by law to be given to Purchaser with respect to the Property.

9.20. Exhibits and Schedules. The following schedules or exhibits attached hereto (herein sometimes being referred to as "Exhibit") shall be deemed to be an integral part of this Agreement:

Exhibit A	Legal Description
Exhibit B	Property Documents
Exhibit C	Special Warranty Deed
Exhibit D	Bill of Sale
Exhibit E	Assignment and Assumption of Leases and Security Deposits
Exhibit F	Assignment and Assumption of Intangible Property and Other Rights
Exhibit G	Tenant Notice Letters
Exhibit H	FIRPTA Affidavit
Exhibit I	Avelo Estoppel Certificate
Schedule 1.1(c)	Personal Property
Schedule 5.1(e)	Existing Leases
Schedule 5.1(i)	Leasing Commissions

9.21. Tender of Offer. Upon execution of this Agreement by Purchaser and delivery of same to Seller, this Agreement shall constitute an offer which has been submitted by Purchaser to Seller for Seller's approval. By executing this Agreement and submitting same to Seller, Purchaser acknowledges and agrees as follows: (a) this Agreement may be approved or disapproved by Seller in its sole and unfettered discretion, with Seller having the right to disapprove this Agreement for any reason whatsoever, and (b) Seller's approval of this Agreement shall be evidenced only by Seller's execution of this Agreement and delivery of a counterpart hereof executed by both Seller and Purchaser to the Title Company. Purchaser acknowledges that Purchaser has not, will not and cannot rely upon any other statement or action of Seller or its representatives as evidence of Seller's approval of this Agreement.

9.22. Like Kind Exchange. In the event that Seller elects to sell the Property as part of a like kind exchange pursuant to Section 1031 of the Internal Revenue Code, Purchaser agrees to cooperate with Seller in connection therewith and to execute and deliver all documents which reasonably may be required to effectuate such exchange as a qualified transaction pursuant to Section 1031 of the Code; provided that: (a) the Closing shall not be delayed; (b) Purchaser incurs no additional cost or liability in connection with the like-kind exchange; (c) Seller pays all costs associated with the like-kind exchange; and (d) Purchaser is not obligated to take title to any property other than the Property.

9.23. Exclusivity. Until the transaction contemplated herein is closed or this Agreement is terminated, Seller shall not enter into a contract or agreement for the sale of the Property with any other party.

PURHCASE AGREEMENT	Page 26

[SIGNATURES FOLLOW ON NEXT PAGE]

PURHCASE AGREEMENT	Page 27

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.

SELLER:

BEHRINGER HARVARD 250/290 CARPENTER LP, a Texas limited partnership

By:	Behringer Harvard 250/290 Carpenter GP, LLC, a Texas limited liability company, its general partner

By:

Name:

Title:

PURCHASER:

FAIRWAYS JC CENTRAL, LLC,
a Texas limited liability company

By:

Name:

Title:

ACKNOWLEDGMENT BY TITLE COMPANY

The Title Company hereby acknowledges receipt of (a) a counterpart of this Agreement executed by Seller and Purchaser on the ___ day of August, 2012, and (b) Earnest Money from Purchaser in the amount of One Million Dollars ($1,000,000.00) on the ___ day of August, 2012.

CHICAGO TITLE INSURANCE COMPANY

By:

Name:

Title:

PURHCASE AGREEMENT	Page 28

EXHIBIT A

LEGAL DESCRIPTION

PURHCASE AGREEMENT	Exhibit A - Page 1

PURHCASE AGREEMENT	Exhibit A - Page 2

EXHIBIT B

PROPERTY DOCUMENTS

Seller shall deliver the following to Purchaser through a secure website or make available at the Property to the extent in Seller's possession:

1. Copies of all Leases, including any and all modifications or amendments thereto.

2. A rent roll for the Property for the month in which this Agreement is executed, or if not yet available, the most recently available month, in the form customarily prepared for Seller by the current manager of the Property.

3. Copies of all vendor and service contracts to which Seller is a party that are currently in effect with respect to the Property, including, but not limited to, all agreements for the provision of janitorial, maintenance, trash removal, landscaping and security services, to the extent in Seller's possession.

4. Copies of all leasing commission agreements with respect to the Property to which Seller is a party.

5. Operating statements for the Property for the most recent twelve (12) months (or the period of Seller's ownership of the Property, if less) in the format customarily prepared for Seller by the current manager of the Property.

6. An inventory of the Personal Property, if any, to be conveyed to Purchaser at Closing.

7. Copies of the ad valorem and personal property tax statements covering the Property for the current tax year (if available) and for the previous two (2) years (or the period of Seller's ownership of the Property, if less).

8. All Governmental licenses and permits issued to Seller with respect to the Property to the extent in Seller's possession, including specifically, without limitation, building permits, certificates of occupancy, and special or conditional use permits in Seller's possession.

9. Plans and specifications for the Improvements, including the buildings and garages, to the extent in Seller's possession.

10. Copies of all guaranties and warranties covering the Property, to the extent in Seller's possession.

11. Any current environmental reports prepared for Seller with respect to the Property which are in Seller's possession.

12. Copies of Surveys and Site Plans with respect to the Property which are in Seller's possession.

13. Any material written notice from the tenant under the Avelo Lease and any other occupant of the space covered by such lease.

PURHCASE AGREEMENT	Exhibit B - Page 1

EXHIBIT C

SPECIAL WARRANTY DEED

THE STATE OF _______________	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF _________________	§

THAT BEHRINGER HARVARD _____________, a _______________ (hereinafter referred to as "Grantor"), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to it in hand paid by ____________________, a ____________________ (hereinafter referred to as "Grantee"), whose mailing address is ________________________________________, the receipt and sufficiency of which consideration are hereby acknowledged, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY, unto Grantee all of the real property situated in __________ County, __________, described on Exhibit A attached hereto and made a part hereof for all purposes, together with all and singular the rights, benefits, privileges, easements, tenements, hereditaments and appurtenances thereon or in anywise appertaining thereto, and together with all improvements situated thereon and any right, title and interest of Grantor in and to adjacent streets, alleys and rights-of-way (said land, rights, benefits, privileges, easements, tenements, hereditaments, appurtenances, improvements and interests being hereinafter referred to collectively as the "Property").

This conveyance is made subject to the items described on Exhibit B attached hereto (such matters being referred to herein as the "Permitted Exceptions").

TO HAVE AND TO HOLD the Property, subject to the Permitted Exceptions, as aforesaid, unto Grantee, its successors and assigns, forever; and Grantor does hereby bind itself and its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof, by, through or under Grantor, but not otherwise.

By acceptance of this Special Warranty Deed, Grantee assumes payment of all property taxes on the Property for the year _____ and subsequent years.

PURHCASE AGREEMENT	Exhibit C - Page 1

IN WITNESS WHEREOF, this Special Warranty Deed has been executed by Grantor to be effective as of the ___ day of _______________ 20___.

GRANTOR:

BEHRINGER HARVARD _____________,
a _______________

By:

Name:

Title:

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the ___ day of _______________ 20___, by ____________________, ____________________ of Behringer Harvard _____________, a _______________, on behalf of said ____________________.

Notary Public

PURHCASE AGREEMENT	Exhibit C - Page 2

EXHIBIT D

BILL OF SALE

Seller, BEHRINGER HARVARD _____________, a _______________ ("Seller"), having its principal place of business at Dallas, Texas, in consideration of Ten Dollars ($10.00), receipt of which is hereby acknowledged, does hereby sell, assign, transfer and set over to ____________________, a ____________________ ("Purchaser"), the following described personal property, free and clear of all liens, security interests, and encumbrances, to-wit:

All of the furniture, fixtures, equipment, machines, apparatus, supplies and personal property, of every nature and description, and all replacements thereof now owned by Seller and located in or on the real estate described on Exhibit A attached hereto and made a part hereof, as set forth on Exhibit B attached hereto and made a part hereof, but excepting therefrom any furniture, furnishings, fixtures, business equipment or articles of personal property belonging to tenants occupying the improvements situated on said real estate, or otherwise excluded pursuant to the Avelo Estoppel Certificate executed by such tenants in connection with the sale and purchase of the real property and improvements thereon described in that certain Purchase Agreement between Seller and Purchaser dated _______________, 20___.

EXCEPT AS SET FORTH HEREIN, SELLER MAKES NO WARRANTY OF MERCHANTABILITY, QUALITY OR FITNESS FOR A PARTICULAR PURPOSE IN RESPECT OF THE FOREGOING PROPERTY, AND THE SAME IS SOLD IN "AS IS, WHERE IS" CONDITION, WITH ALL FAULTS. BY EXECUTION OF THIS BILL OF SALE, PURCHASER AFFIRMS THAT IT HAS NOT RELIED ON SELLER'S SKILL OR JUDGMENT TO SELECT OR FURNISH THE FOREGOING PROPERTY FOR ANY PARTICULAR PURPOSE, THAT SELLER MAKES NO WARRANTY OF MERCHANTABILITY, QUALITY, OR FITNESS FOR ANY PARTICULAR PURPOSE, AND THAT THE FOREGOING PROPERTY IS BEING SOLD TO PURCHASER WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be signed and sealed in its name by its officers thereunto duly authorized this ___ day of _______________ 20___.

SELLER:

BEHRINGER HARVARD _____________,
a _______________

By:

Name:

Title:

PURHCASE AGREEMENT	Exhibit D - Page 1

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the ___ day of _______________ 20___, by ____________________, ____________________ of Behringer Harvard _____________, a _______________, on behalf of said ____________________.

Notary Public

PURHCASE AGREEMENT	Exhibit D - Page 2

EXHIBIT E

ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS

THE STATE OF _______________	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF ________________	§

BEHRINGER HARVARD _____________, a _______________ ("Assignor"), in consideration of the sum of Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to ____________________, a ____________________ ("Assignee"), all of Assignor's right, title and interest in and to all leases, including any and all security deposits made by tenants pursuant to said leases, in effect at the real property in __________ County, __________, more particularly described on Exhibit A attached hereto ("Existing Leases"); provided, however, that Assignor reserves and retains for itself any and all claims and causes of action that have accrued to Assignor under Existing Leases prior to the effective date of this Assignment of Leases and Security Deposits.

Assignor shall indemnify, protect, defend and save Assignee harmless from and against any and all claims, actions, damages, liabilities, losses, costs and expenses (including reasonable attorneys' fees) with respect to (i) any obligations, liabilities, matters or occurrences related to, arising out of, or connect with the Existing Leases to the extent that the same accrued or occurred on or before the date hereof and (ii) any claim brought by a Tenant as a result of an auction or any other action of Assignor with regard to the sale of a Tenant's property during the time Assignor owned the Property.

IN WITNESS WHEREOF, Assignor has executed this Assignment to be effective as of the ___ day of _______________ 20___.

ASSIGNOR:

BEHRINGER HARVARD _____________,
a _____________

By:

Name:

Title:

PURHCASE AGREEMENT	Exhibit E - Page 1

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the ___ day of _______________ 20___, by ____________________, ____________________ of Behringer Harvard _____________, a _______________, on behalf of said ____________________.

Notary Public

ACCEPTANCE

Assignee hereby accepts the foregoing Assignment and Assumption of Leases and Security Deposits and agrees to assume, fulfill, perform and discharge all the various commitments, obligations and liabilities of Assignor under and by virtue of the Existing Leases hereby assigned, which arise on or after the effective date hereof, including the return of security deposits, and does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages, causes of action, expenses and attorneys' fees incurred by Assignor by reason of the failure of Assignee from and after the effective date hereof to fulfill, perform and discharge all of the various commitments, obligations and liabilities of Assignor under and by virtue of the Existing Leases assigned hereunder, including the return of security deposits, which arise on or after the effective date hereof.

IN WITNESS WHEREOF, this Acceptance has been executed to be effective as of the ___ day of _______________ 20___.

ASSIGNEE:

By:

Name:

Title:

PURHCASE AGREEMENT	Exhibit E - Page 2

THE STATE OF _______________	§
§
COUNTY OF ________________	§

This instrument was acknowledged before me on the ___ day of _______________ 20___, by ____________________, ____________________ of ____________________, a ____________________, on behalf of said ____________________.

Notary Public

PURHCASE AGREEMENT	Exhibit E - Page 3

EXHIBIT F

ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PROPERTY
AND OTHER RIGHTS

THE STATE OF _______________	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF ________________	§

FOR VALUE RECEIVED, BEHRINGER HARVARD _____________, a _______________ ("Assignor"), hereby conveys, assigns, transfers, and sets over unto ____________________, a ____________________ ("Assignee"), all the right, title and interest of Assignor in and to any and all intangible property owned by Assignor and used in connection with the real estate described on Exhibit A attached hereto and made a part hereof, and the buildings and improvements located thereon ("Property"), including without limitation, the right, if any, to use the name "____________________ Office Building" (specifically excluding, however the name "Behringer Harvard," any derivative thereof or any name which includes the name "Behringer Harvard" or any derivative thereof), all plans and specifications in the possession of Assignor which were prepared in connection with any of the Property, all assignable licenses, permits and warranties now in effect with respect to the Property, all assignable written contracts and commitments, if any, described on Exhibit B attached hereto and made a part hereof, all assignable equipment leases and all rights of Assignor thereunder relating to equipment located on the Property which will survive the closing hereunder, but excluding cash on hand and in bank and escrow accounts, and further excluding any furniture, furnishings, fixtures, business equipment or articles of personal property belonging to tenants occupying the Property or otherwise excluded pursuant to the Avelo Estoppel Certificate executed by such tenants in accordance with that certain Purchase Agreement between Assignor, as seller, and Assignee, as purchaser, dated _______________, 20___, for the sale and purchase of the Property.

Assignor shall indemnify, protect, defend and save Assignee harmless from and against any and all claims, actions, damages, liabilities, losses, costs and expenses (including reasonable attorneys' fees) with respect to any obligations, liabilities, matters or occurrences related to, arising out of or connected with the Intangible Property to the extent that the same accrued or occurred on or before the date hereof.

This Assignment shall be binding upon and shall inure to the benefit of Assignor, Assignee and their respective successors and assigns.

PURHCASE AGREEMENT	Exhibit F - Page 1

IN WITNESS WHEREOF, Assignor has executed this Assignment and Assumption of Intangible Property and Other Rights to be effective as of the ___ day of _______________ 20___.

ASSIGNOR:

BEHRINGER HARVARD _____________,
a _______________

By:

Name:

Title:

PURHCASE AGREEMENT	Exhibit F - Page 2

ACCEPTANCE

Assignee hereby accepts the foregoing Assignment and Assumption of Intangible Property and Other Rights and agrees to become responsible for and assume, fulfill, perform, discharge and observe all obligations, covenants, conditions and provisions accruing or arising or required from and after the date hereof with respect to the above-described property, and does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages, causes of action, expenses and attorneys' fees incurred by Assignor by reason of the failure of the undersigned from and after the date hereof to fulfill, perform, discharge and observe all of the various obligations, covenants, conditions and provisions with respect to the above-described property.

IN WITNESS WHEREOF, this Acceptance has been executed by Assignee to be effective as of the ___ day of _______________ 20___.

ASSIGNEE:

____________________,
a __________ __________

By:

Name:

Title:

PURHCASE AGREEMENT	Exhibit F - Page 3

EXHIBIT G

NOTICE OF PURCHASE AND LEASE ASSIGNMENT TO TENANTS

_______________, 20___

[Name and Address of Tenant]

Re: Sale of ____________________

Gentlemen:

Please be advised that ____________________ ("Purchaser") has purchased the captioned property, in which you occupy space as a tenant pursuant to a lease dated _______________, 20___ (the "Lease"), from BEHRINGER HARVARD _____________ ("Behringer Harvard"), the previous owner thereof. In connection with such purchase, Behringer Harvard has assigned its interest as landlord in the Lease to Purchaser and has transferred your security deposit in the amount of $_______________ (the "Security Deposit") to Purchaser. Purchaser specifically acknowledges the receipt of and responsibility for the Security Deposit, the intent of Purchaser and Behringer Harvard being to relieve Behringer Harvard of any liability for the return of the Security Deposit.

All rental and other payments that become due subsequent to the date hereof should be payable to ____________________ and should be addressed as follows:

____________________

____________________

____________________

In addition, all notices from you to the landlord concerning any matter relating to your tenancy should be sent to ____________________ at the address above.

Very truly yours,

____________________,
a __________ __________

By:

Name:

Title:

PURHCASE AGREEMENT	Exhibit G - Page 1

BEHRINGER HARVARD________________,
a _______________

By:

Name:

Title:

PURHCASE AGREEMENT	Exhibit G - Page 2

EXHIBIT H

FIRPTA AFFIDAVIT

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform ____________________, a __________ __________ ("Transferee"), that withholding of tax is not required upon the disposition of a U.S. real property interest by BEHRINGER HARVARD _____________, a _______________ ("Transferor"), the undersigned hereby certifies as follows:

1. Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Transferor's U.S. employer identification number is: #__________;

3. Transferor's office address is 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned, in the capacity set forth below, hereby declares that he has examined this certification and to the best of his knowledge and belief it is true, correct, and complete, and the undersigned further declares that he has authority to sign this document in such capacity.

EXECUTED to be effective as of the ___ day of _______________ 20___.

TRANSFEROR:

BEHRINGER HARVARD _____________,
a __________ __________

By:

Name:

Title:

PURHCASE AGREEMENT	Exhibit H - Page 1

SWORN TO AND SUBSCRIBED BEFORE ME this ___ day of _______________ 20___.

Notary Public

PURHCASE AGREEMENT	Exhibit H - Page 2

EXHIBIT I

AVELO ESTOPPEL CERTIFICATE

[see attached]

PURHCASE AGREEMENT	Exhibit I - Page 1

TENANT ESTOPPEL CERTIFICATE

To: Fairways Equities, LLC
Fairways JC Central, LLC
Fairways JC 250, LLC (collectively, "**Buyer**")

Re: Building Address: 250 East John Carpenter Freeway, Irving, Texas
Office Lease Date: February 6, 2007
Between: Behringer Harvard 250/290 Carpenter LP, a Texas limited partnership ("**Landlord**") and Avelo Mortgage, LLC a Delaware limited liability company ("**Tenant**") Square Footage Leased: 99,019 rentable square feet (the "**Leased Premises**")
Suite No. 200
Floor: Second and third of the building (the "**Building**") located at 250 East John Carpenter Freeway, Irving, Texas, plus a portion of the first floor lobby of the Building used for security equipment and a portion of the P-1 level of the Building used as a mailroom.

The undersigned Tenant under the above-referenced lease certifies the following to Landlord, Buyer and Buyer's lender(s):

(1) The Lease has not been canceled, modified, assigned, extended or amended except as follows: (i) by that Memorandum of Lease dated February 6, 2007, by and between Landlord and Tenant, and (ii) by that First Amendment to Office Lease dated June 9, 2008, by and between Landlord and Tenant. The above-referenced lease, as amended by the instruments set forth in this Section 1, is referred to herein as the "**Lease**".

(2) Rent has been paid to the first day of the current month and all additional rent has been paid and collected in a current manner. There is no prepaid rent, except $ -0-, and the amount of security deposit is $ 0.00, except for that Letter of Credit dated February 9, 2007, in the amount of $5,000,000.

(3) Tenant took possession of the Leased Premises on April 16, 2007, and commenced to pay rent on September 1, 2008. The monthly Base Rent under the Lease is $156,780.08. To Tenant's knowledge, the current estimated monthly "Expenses" paid by Tenant under the Lease are $960.64 and the current estimated monthly "Taxes" paid by Tenant under the Lease are $285.08.

(4) The Lease terminates on August 31, 2018, unless terminated earlier pursuant to the terms of the Lease.

(5) Except as set forth in the Lease, Tenant has no (a) option to renew or extend the Lease, (b) option to expand the Leased Premises or lease additional space within the Building, (c) right to terminate the Lease prior to its stated expiration, or (d) option or right of first refusal to purchase the Leased Premises or Building or any part thereof, or all or any part of the building(s) located at 290 East John Carpenter Freeway, Irving, Texas.

(6) To Tenant's knowledge, and subject to Landlord's ongoing maintenance and repair obligations under the Lease, all initial improvement work to be performed by Landlord for

1423759v.2 ARC489/10029

PURHCASE AGREEMENT	Exhibit I - Page 2

Tenant under the Lease has been performed as required and has been accepted by Tenant, except: None.

(7) The Lease is: (i) in full force and effect; and (ii) to Tenant's knowledge, free from default by Landlord. To Tenant's knowledge, and except as expressly set forth in the Lease, Tenant has no claims, counterclaims, or defenses against the Landlord or offsets against rent.

(8) Tenant has received no notice of prior sale, transfer or assignment, hypothecation or pledge of the Lease or of the rents received therein, except as referenced in the Subordination, Non-Disturbance and Attornment Agreement between Landlord, Tenant and Bank of America, N.A. dated as of February 6, 2007.

(9) The base year for Expenses and Taxes, as such terms are defined in the Lease, is 2007.

(10) Tenant has not assigned the Lease and no portion of the Leased Premises is currently subject to any sublease. Tenant does not hold the Leased Premises (or any part thereof) under assignment or sublease.

(11) There are no other agreements written or oral between Tenant and the Landlord with respect to the Lease and/or the Leased Premises and Building.

(12) The statements contained herein may be relied upon by the Landlord and by Buyer and Buyer's lender(s).

Whenever a statement in this certificate is made "to Tenant's knowledge", such statement refers to the current actual conscious knowledge of Ron K. Barger in his capacity as vice president of Tenant ("**Tenant's Representative**") and means only that Tenant's Representative does not consciously know of any fact or circumstance contrary to the statement that follows, but such statement does not (i) include constructive, implied, imputed, presumed, or assumed notice or knowledge of matters or information (ii) imply that Tenant's Representative has undertaken any independent investigation of any files or documents or person, or (iii) imply that Tenant's Representative has any basis, other than such conscious knowledge, for that statement. Tenant's Representative has made the statements in this certificate to his knowledge but without independent investigation or verification, and no liability, claim, or action or recourse of any kind may be initiated by any person or entity whatsoever against Tenant's Representative and/or Tenant on account of any error or incompleteness in the statements in this certificate.

Further, this certificate is written and delivered as of the date hereof, and the undersigned undertakes no duty, and hereby disclaims any duty or obligation, to update the statements herein or to advise the Landlord or Buyer of any changes in or any new developments which occur or come to the attention of the undersigned which might affect any matters or statements set forth herein.

Notwithstanding anything contained in this certificate to the contrary, nothing contained herein shall be construed as a waiver by Tenant of (and Tenant hereby expressly reserves) any audit and/or adjustment rights in the Lease which have not expired as of the date of this certificate.

1423759v.2 ARC489/10029

PURHCASE AGREEMENT	Exhibit I - Page 3

The undersigned representative of Tenant is duly authorized to execute this instrument on behalf of Tenant thereby binding Tenant.

Dated as of May 31, 2012.

TENANT:

By: Ron K. Barger
Name: ______________________
Title: Vice President

1423759v.2 ARC489/10029

PURHCASE AGREEMENT	Exhibit I - Page 4

SCHEDULE 1.1(c)

PERSONAL PROPERTY

[see attached]

PURHCASE AGREEMENT	Schedule 1.1(c) - Page 1

PURHCASE AGREEMENT	Schedule 1.1(c) - Page 2

PURHCASE AGREEMENT	Schedule 1.1(c) - Page 3

PURHCASE AGREEMENT	Schedule 1.1(c) - Page 4

PURHCASE AGREEMENT	Schedule 1.1(c) - Page 5

SCHEDULE 5.1(e)

EXISTING LEASES

Avelo Mortgage, LLC

Office Lease Agreement dated February 6, 2007 by and between Avelo Mortgage, L.L.C, a Delaware limited liability company (“Tenant”), as tenant, and Behringer Harvard 250/290 Carpenter LP, a Texas limited partnership (“Landlord”), as landlord.

Memorandum of Lease dated February 6, 2007 by and between Tenant and Landlord.

First Amendment to Office Lease dated June 9, 2008 by and between Tenant and Landlord.

Sublease Agreement Letter dated October 27, 2008 by and between Tenant and Landlord.

PURHCASE AGREEMENT	Schedule 5.1(e) - Page 1

SCHEDULE 5.1(i)

LEASING COMMISSIONS

Standard Commission Agreement dated November 14, 2006 between Behringer Harvard 250/290 Carpenter LP and The Staubach Company.

PURHCASE AGREEMENT	Schedule 5.1(i) - Page 1